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AMISH NATURALS NAMES EXECUTIVE VICE PRESIDENT AND
CHIEF OPERATING OFFICER

Company Promotes Vice President, Technical Services To Critical Position

HOLMESVILLE, OHIO, May 8, 2007 - Amish Naturals, Inc. (OTCBB:AMNT) today announced that Troy Treangen has been named Executive Vice President and Chief Operating Officer. Treangen joined Amish Naturals in January as Vice President for Technical Services, and has become instrumental in both corporate operations and information technology. Treangen will manage the company’s day-to-day activities and report to David C. Skinner, Sr., Amish Naturals’ President and CEO.

Treangen, a food industry specialist who rapidly progressed through the information technology ranks at ConAgra Foods prior to joining Amish Naturals, continues to serve as Amish Naturals’ senior technology executive. His oversight encompasses all key IT and operational functions, including network architecture, order fulfillment, tracking and other interfaces with broker, distributor and retail partners, sales force management and information dissemination, web development and more.

“In short order, Troy has demonstrated that rare combination of technical expertise and big picture business acumen,” said Skinner. “As we enter this exciting time, with distributors embracing our product and shelf presence imminent, we’re fortunate to have an executive of Troy’s caliber overseeing execution and helping plan our future.”

Prior to joining Amish Naturals, Treangen served as ConAgra Foods’ Director of Sales Technology and Reporting at its Omaha, NE headquarters, where he directed software, hardware and technical solutions for the company’s $13 billion sales group. Prior to that, he worked at Downers Grove, IL-based ConAgra Refrigerated Food Group, leading development and support for web, client/server and sales applications for the $3 billion subsidiary.

About Amish Naturals, Inc.

Amish Naturals’ mission is to increase shareholder value through the sale and distribution of organic, Amish food products to the exploding market for organic and wholesome foods. Last year, the U.S. market for natural/organic foods was estimated to have totaled approximately $13.8 billion. Building on generations of traditions, the Company has created food that reflects the wholesomeness and purity of the Amish people and their culinary customs. For more information, please visit www.amishnaturals.com.

Business Risks and Forward Looking Statements

This press release contains forward-looking statements relating to, among other things, the expected launch of the Company’s products, its revenue growth, or the continued revenue growth of the organic and wholesome foods segments. These statements are expressly made in reliance on the safe harbor provisions contained in Section 21E of the Securities Exchange Act of 1934. Sales and earnings trends are affected by many factors including, among others, our entry into an effective distribution agreement with one or more wholesale food brokers or large-scale retail outlets, the effectiveness of our promotion and merchandising strategies, the efficient operation of our production facility and supply chain, the changing dietary and culinary habits of consumers in our target markets, and our effective management of business risks.

In light of these risks, the forward-looking statements contained in this press release are not guarantees of future performance and in fact may not be realized. Our actual results could differ materially and adversely from those expressed in this press release. Further, the statements made by us represent our views only as of the date of this press release, and it should not be assumed that the statements made herein remain accurate as of any future date. We do not presently intend to update these statements prior to the filing of our next report with the Securities and Exchange Commission and undertake no duty to any person to affect any such update under any circumstances. Investors are also urged to review carefully the discussion under the caption “Risk Factors” in our Current Report on Form 8-K and our Registration Statement on Form SB-2, filed on October 31, 2006, and April 30, 2007, respectively, with the Securities and Exchange Commission, which may be accessed through the EDGAR database maintained by the SEC at www.sec.gov.

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